Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

28 April 2014

STATEMENT FROM PFIZER INC. (“PFIZER”)

POSSIBLE OFFER FOR ASTRAZENECA PLC

(“ASTRAZENECA”)

This is an announcement of a possible offer falling under Rule 2.4 of the City Code on Takeovers and Mergers (the “Code”). It does not represent a firm intention to make an offer under Rule 2.7 of the Code. Accordingly, there can be no certainty that any offer will ultimately be made even if the pre-conditions referred to below are satisfied or waived.

PFIZER CONFIRMS PRIOR DISCUSSIONS WITH ASTRAZENECA REGARDING A POSSIBLE COMBINATION AND ITS CONTINUING INTEREST IN A POSSIBLE MERGER TRANSACTION

•	A transaction would bring together highly complementary Innovative and Established Pharmaceutical Businesses, enhancing the combined company’s ability to meet patients’ needs

•	Both AstraZeneca and Pfizer shareholders would be expected to participate in short, medium and long-term value creation through enhanced pipeline development opportunities, premier global operations and the anticipated realisation of operational and financial synergies

Pfizer Inc. confirms that it previously submitted a preliminary, non-binding indication of interest to the board of directors of AstraZeneca in January 2014 regarding a possible merger transaction. After limited high-level discussions, AstraZeneca declined to pursue negotiations. The discussions were discontinued on 14 January 2014 and Pfizer then ceased to consider a possible transaction. In light of recent market developments, Pfizer contacted AstraZeneca on 26 April 2014 seeking to renew discussions in order to develop a proposal that could be recommended by both companies to their shareholders. AstraZeneca again declined to engage. Pfizer is currently considering its options with respect to AstraZeneca.

Pfizer’s previous proposal made to the board of AstraZeneca on 5 January 2014 included a combination of cash and shares in the combined entity which represented an indicative value of £46.61 ($76.62)1 per AstraZeneca share and a substantial premium of approximately 30% to AstraZeneca’s closing share price of £35.86 on 3 January 2014.

As in its previous proposal, Pfizer is considering a possible transaction in which AstraZeneca shareholders would receive a significant premium for their AstraZeneca shares, to be paid in a combination of cash and shares in the combined entity. Pfizer believes that a transaction, if proposed and consummated, would offer AstraZeneca shareholders a highly compelling opportunity to realise a significant premium to the undisturbed AstraZeneca share price as of 17 April 2014, which includes a substantial cash payment. AstraZeneca shareholders would become significant shareholders in the combined company and participate in significant value creation opportunities, including benefiting from the potential growth opportunities and operational and financial synergies that the combination of two complementary global pharmaceutical companies would be expected to generate. Pfizer is confident a combination is capable of being consummated. The transaction, if consummated, is expected to result in the combination of the two companies under a new U.K.-incorporated holding company. As a global corporation, Pfizer would expect the combined company to have management in both the United States and the United Kingdom, and to maintain head offices in New York and list its shares on the New York Stock Exchange.

The making of any firm offer by Pfizer would be subject to the following pre-conditions (which may be waived in whole or in part by Pfizer):

•	satisfactory completion of a customary due diligence review by Pfizer;

•	unanimous recommendation by the directors of AstraZeneca to vote in favour of the combination; and

•	the directors of AstraZeneca giving irrevocable undertakings to accept any offer in respect of their AstraZeneca shares.

[1]	Based on Pfizer’s closing share price of $30.52 on 3 January 2014 and the exchange rate of $1.00:£0.6083.

Commenting on the possible transaction, Ian Read, Chairman and CEO of Pfizer, said:

“We have great respect for AstraZeneca and its proud heritage as an innovation-driven biopharmaceutical business with a rich science-based foundation in both the United Kingdom and Sweden. In addition, the United Kingdom has created attractive incentives for companies to manufacture products and maintain and protect intellectual property, and we have seen that capital and jobs have followed these types of incentives.

“We believe patients all over the globe would benefit from our shared commitment to R&D, which is critical to the future success of the pharmaceutical industry, in the form of potential new therapies that help to fight some of the world’s most feared diseases, such as cancer.

“The combination of Pfizer and AstraZeneca could further enhance the ability to create value for shareholders of both companies and bring an expanded portfolio of important treatments to patients. A potential combination with AstraZeneca aligns with Pfizer’s current structure and fully supports its existing strategy to build world-class businesses. The combination would complement our two innovative businesses and our Global Established Pharmaceutical business, allowing us to maintain the flexibility for the potential future separation of our businesses whilst at the same time broadening our pipeline breadth and potential new product launches over coming years. We believe that a transaction would further strengthen our ability to generate strong and consistent cash flow, targeted for both investment in our business and return to shareholders, while at the same time offering an efficient operating structure and the anticipated realization of attractive synergies.

“As always, we continue to focus on value creation and will be disciplined in our approach to capital deployment. Pfizer has a proven track record of successful acquisitions and, if a transaction were consummated, would use its extensive integration experience to support a successful combination of the businesses and focus on delivering value to shareholders.”

Pfizer believes the strategic, business and financial rationale for a transaction is compelling. Pfizer believes the possible combination would create a highly complementary mapping of products, pipeline and operating assets to Pfizer’s new operating structure, providing additional critical mass to all business segments and strong cash flow through:

•	an industry-leading combined portfolio of molecularly targeted medicines for lung cancer, including novel agents for ALK, EGFR and KRas subtypes;

•	strengthened presence in breast cancer, including the ongoing phase 3 trial which combines palbociclib with Faslodex for women with recurrent, metastatic hormone-sensitive disease;

•	opportunities for greater depth in immuno-oncology, including the option to combine anti-PD-L1 with palbociclib, Xalkori or Inlyta for breast, lung and renal cancer respectively. Additionally, molecules targeting PD-L1, CTLA4 and 41BB offer attractive opportunities for combination immuno-oncology therapy in several cancer indications, including lung cancer and melanoma;

•	a strong complementary portfolio of important cardiovascular medicines, such as Brilinta and Eliquis and promising development stage programs, such as bococizumab (PCSK9);

•	a broad, innovative commercial offering of non-insulin anti-diabetic medicines that complements Pfizer’s early-stage research initiatives and capabilities in diabetes;

•	a Global Established Pharmaceutical business with integrated distribution capabilities, expanded reach to healthcare providers and a broad portfolio of market-leading products generating strong and consistent cash flow; and

•	a strengthened global footprint and enhanced opportunities in developing markets.

The possible transaction is expected to be accretive to Pfizer’s adjusted diluted earnings per share2 in the first full year following the combination3 . In addition, Pfizer has a track record of realising operational synergies and delivering meaningful value accretion for shareholders in prior transactions of a similar type and scale. Pfizer believes that synergies would be achieved through the combination of the two companies’ operations and that the combination would enable greater capital efficiency and a more efficient tax structure. In particular, the currently contemplated structure under a new U.K.-incorporated holding company would not subject AstraZeneca’s non-U.S. profits to U.S. tax, which would be in the best interests of the combined company’s shareholders.

The completion of a possible transaction is subject to the approval of Pfizer’s shareholders and is expected to be a taxable event to Pfizer’s shareholders.

[2]	“Adjusted Income” and its components and “Adjusted Diluted Earnings Per Share (EPS)” are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Pfizer’s management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. Pfizer believes that investors’ understanding of its performance is enhanced by disclosing this measure. The adjusted income and its components and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
[3]	This is not a statement regarding Pfizer’s expectations for its earnings per share for 2014 or subsequent periods.

Pfizer reserves the right to introduce other forms of consideration and/or vary the mix of consideration and waive in whole or in part any of the pre-conditions to making an offer.

Pfizer reserves the right to make an offer for AstraZeneca at any time for less than the equivalent of £46.61 ($76.62) for each AstraZeneca share:

(i)	with the agreement or recommendation of the AstraZeneca board;

(ii)	if a third party announces a firm intention to make an offer for AstraZeneca which, as at the date Pfizer announces a firm intention to make an offer for AstraZeneca, is valued at a lower price than the equivalent of £46.61 ($76.62) for each AstraZeneca share;

(iii)	following the announcement by AstraZeneca of a whitewash transaction[4] pursuant to the Code; or

(iv)	in the event that any AstraZeneca dividend is declared, made or paid in excess of what is expected by the consensus analyst forecasted dividends of 53.6 pence[5] per share due to be announced by AstraZeneca on 31 July 2014, a £ for £ adjustment reduction equal to the excess amount.

The deadline set by Rule 2.6(a) of the Code (the “Deadline”) requires Pfizer either:

(i)	to announce a firm intention to make an offer for AstraZeneca under Rule 2.7 of the Code; or

(ii)	to announce that it does not intend to make an offer for AstraZeneca, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies,

by not later than 5.00 pm on 26 May 2014, save where either:

(i)	AstraZeneca and the Takeover Panel have consented to an extension of the Deadline; or

(ii)	the Deadline does not apply, or ceases to apply, by virtue of Rule 2.6(b) (a firm intention to make an offer for AstraZeneca under Rule 2.7 of the Code being announced by an offeror (other than Pfizer) prior to the Deadline).

A copy of this announcement will be available on Pfizer’s website at www.pfizer.com.

Pfizer will hold an analyst and investor call in respect of this announcement today at 8:30 a.m. EDT (1:30 p.m. BST). A live and recorded webcast will be available from www.pfizer.com.

[4]	Broadly, a whitewash transaction is one in which a person, alone or together with parties concerted with such person, acquires or consolidates control in AstraZeneca pursuant to the acquisition of shares issued by AstraZeneca.
[5]	On the basis of the median consensus analyst forecast full year dividend of $2.80 per share, the split of first interim dividend and second interim dividend over the previous two years, and an exchange rate of $1.00:£0.5951.

Telephone dial in details (listen only) are as follows:

U.K. toll free: (0) 800 028 8438

U.S. toll free: +1 (866) 246-2545

International: +1 (706) 634-2365

Meeting I.D: Pfizer Meeting 2

An audio replay of the analyst and investor call will be available for 48 hours from the following dial-in numbers:

U.K.: (0) 800 917 2646

U.S. toll free: +1 (855) 859 2056

International: +1 (404) 537 3406

Conference ID: 36646191

Pfizer Contacts

Investors

Chuck Triano

+1 (212) 733 3901

Ryan Crowe

+1 (212) 733 8160

U.S. Media

Joan Campion

+1 (212) 733 2798

Andrew Topen

+1 (212) 733 1338

U.K. Media

Andrew Widger

+44 1737 330 909

BofA Merrill Lynch

+44 (0) 20 7996 1000

Fares Noujaim

Adrian Mee

Michael Findlay

Geoff Iles

Guggenheim Securities

+1 (212) 901 9371

Alan Schwartz

Ken Springer

Jim Ferency

J.P. Morgan

+44 (0) 20 7742 4000

Steve Frank

Laurence Hollingworth

Mark Breuer

Christopher Dickinson

Merrill Lynch, Pierce, Fenner & Smith Inc and Merrill Lynch International, subsidiaries of Bank of America Corporation, are acting exclusively for Pfizer in connection with the possible offer and for no one else and will not be responsible to anyone other than Pfizer for providing the protections afforded to their clients or for providing advice in relation to this announcement or any matters referred to herein.

Guggenheim Securities, LLC (“Guggenheim Securities”), which is regulated as a broker-dealer by the Financial Industry Regulatory Authority in the United States, is acting as a financial adviser to Pfizer in relation to the possible offer and no-one else in connection with this announcement or the possible offer referred to herein, and will not be responsible to any person other than Pfizer for providing the protections afforded to customers or clients of Guggenheim Securities nor for providing any advice in relation to the possible offer or any matters referred to herein.

J.P. Morgan Securities LLC (“J.P. Morgan”), together with its affiliate J.P. Morgan Limited (which conducts its U.K. investment banking business as J.P. Morgan Cazenove and which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting exclusively for Pfizer in connection with the possible offer and for no one else, and is not, and will not be, responsible to anyone other than Pfizer for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to the possible offer or any other matters referred to in this announcement.

Disclosure requirements of the Takeover Code (the “Code”)

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Disclosures are therefore required in the shares of Pfizer and AstraZeneca.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to the financial condition, results of operations and business of Pfizer and the combined businesses of AstraZeneca and Pfizer and certain plans and objectives of Pfizer with respect thereto, including the expected benefits of a potential combination as well as whether a potential combination will be pursued. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use future dates or words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that a possible offer will not be pursued or will be pursued on different terms and conditions, failure to obtain necessary regulatory approvals or any required financing or to satisfy any of the other conditions to a possible combination, adverse effects on the market price of Pfizer’s common stock and on Pfizer’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects of this announcement or the consummation of the possible combination on the market price of Pfizer’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following a possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by Pfizer in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Pfizer’s plans with respect to AstraZeneca, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Pfizer assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended 31 December 2013 and in its subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Pfizer or AstraZeneca. Subject to future developments, Pfizer may file a registration statement and/or tender offer documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a possible combination. Pfizer and AstraZeneca shareholders should read those filings, and any other filings made by Pfizer with the SEC in connection with a possible combination, as they will contain important information. Those documents, if and when filed, as well as Pfizer’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Pfizer’s website at www.Pfizer.com.